Exhibit 10.22

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

AMENDED AND RESTATED

ETHYLENE SALES CONTRACT (EUROPE)

BETWEEN

DOW EUROPE GMBH

AND

STYRON EUROPE GMBH

Amended and Restated Sales Contract (this “Contract”)

Date of Contract: June 17, 2010

Seller agrees to sell and supply to Buyer the Product described in this Contract out of the production plants of Dow Benelux B.V. Terneuzen, the Netherlands and Dow Olefinverbund GmbH Boehlen, Germany or any alternate source subject to qualification, and Buyer agrees to purchase and receive from Seller such Product into Buyer’s Product consuming plants in Terneuzen and Boehlen according to the TERMS AND CONDITIONS set out below.

Dow Europe GmbH Bachtobelstrasse 3 8810 Horgen – Switzerland (“Seller”)

Styron Europe GmbH Bachtobelstrasse 3 8810 Horgen – Switzerland (“Buyer”, each of Buyer and Seller a “Party”, and collectively, the “Parties”)

1. Product	Ethylene

2. Specification	Dow standard sales specification attached hereto as Appendix A and made part of this Contract. (00031681-C001 for Terneuzen and 00031681-C002 for Boehlen).

3. Quantity	Terneuzen: Buyer shall buy a minimum quantity of [*****] (“Terneuzen Minimum Quantity”) and Seller shall sell a maximum quantity of [*****] (“Terneuzen Maximum Quantity”).

Boehlen: Buyer shall buy a minimum quantity of [*****] (“Boehlen Minimum Quantity”) and Seller shall sell a maximum quantity of [*****] (“Boehlen Maximum Quantity”).

Volume range is by mutual agreement.

If Buyer requests additional volume above either the Terneuzen or Boehlen Maximum Quantity, Seller will use reasonable best efforts to provide such volumes, the Parties will negotiate in good faith, and such volumes may be provided if the Parties can mutually agree upon terms of the additional supply.

4. Price/Currency	The following price formula shall apply, invoiced in EUR/MT for each (EXCLUSIVE OF VAT) location:

Terneuzen: [*****]
Boehlen: [*****]
Fee of $30/MT converted at ECB average for the month prior to the month of delivery

CP: [*****].

N: [*****].

LSFO: [*****].

P: Actual percentage of Ethylene contained in the Product (percent)

The provisional price shall be based on [*****]% purity ex Terneuzen and [*****]% purity ex Boehlen. The price shall be adjusted monthly based on the actual contained Ethylene delivered. When price is adjusted up or down, Dow will either provide a credit or debit to Buyer as applicable.

ECB: The conversion from USD into EUR will be carried out by using the arithmetic average of the European Central Bank daily foreign exchange rate as published on the internet on page “www.ecb.int/ stats/eurofxref/”

At the end of the first eighteen (18) month period and each thirty-six (36) month period thereafter, upon at least twelve (12) months prior written notice by either Buyer or Seller, Seller and Buyer shall reserve the right to negotiate in good faith a mutually agreeable alternative to the above price mechanism. In the event that the Parties are unable to agree upon an alternative price mechanism within thirty (30) days after initiating negotiations, then Buyer and Seller must elevate the negotiations to senior management of each Party.

If senior management cannot reach agreement within thirty (30) days of elevation, then the pricing negotiation becomes a dispute to be arbitrated by a reputable industry consultant, such as CMAI, to be mutually agreed upon by Buyer and Seller; provided, however, that during periods of such arbitration the price mechanism shall continue under the then current price mechanism until the resolution of such arbitration. Fees and costs for the arbitrator shall be shared equally between Buyer and Seller. The decision by the arbitrator shall be the new price starting on the date the arbitrator issues the decision and shall continue for the next thirty-six (36) month period. For the avoidance of doubt, Section 13 of the Dow H&E GENERAL TERMS AND CONDITIONS shall not apply to a pricing dispute pursuant to this section.

In the event any of the indices referenced above ceases publication, stops reporting on Ethylene, materially changes its format for price reporting, or modifies the fundamental basis for price reporting, Seller and Buyer reserve the right to negotiate in good faith a mutually agreeable alternative to the above price mechanism. In the event that the Parties are unable to agree upon an alternative price mechanism within thirty (30) days after initiating negotiations, then Buyer and Seller must elevate the negotiations to senior management of each Party. If senior management cannot reach agreement within thirty (30) days of elevation, then the pricing negotiation becomes a dispute arising under this Contract and is settled pursuant to the terms of Section 13 of the Dow H&E GENERAL TERMS AND CONDITIONS.

Upon ninety (90) days prior written notice to Seller. [*****]; provided, that, Buyer has not already validly exercised its right to negotiate in good faith a mutually agreeable alternative price mechanism during the term of this Contract pursuant to this Section 4. Upon election by Buyer of such Month of Delivery Pricing Basis, the minimum quantities of Product that Buyer shall buy and the maximum quantities of Product that Seller shall sell for the remaining term of this Contract will change to the following minimum and maximum quantities as of the date of such election:

Terneuzen Minimum Quantity: Buyer shall buy a minimum quantity of [*****] and Seller shall sell a maximum quantity of [*****].

Boehlen Minimum Quantity: Buyer shall buy a minimum quantity of [*****] and Seller shall sell a maximum quantity of [*****].

5. Period of Contract

This Contract is effective as of June 17, 2010 and shall continue to be in effect for ten (10) years and x months from this date (n.b. termination should be at a year end), and shall continue for two (2) year periods thereafter until terminated by either Party with at least twelve (12) months prior written notice, unless previously terminated in writing in accordance with Section 13 of this Contract, without prejudice to any other right of termination a Party may have in accordance with the terms hereof.

If Seller terminates this Contract pursuant to this Section 5, Seller will provide Buyer access to Seller’s infrastructure, including unloading, storage and pipeline throughput, for a fee equal to the economic costs to be determined at the time of termination, of providing access and under commercially reasonable conditions including maximum capacity for storage and unloading consistent with such capacity in use by Buyer at the time of termination.

6. Delivery Terms (INCOTERMS 2000)	DDP Terneuzen / Boehlen

7. Delivery schedule	Each calendar month, Buyer shall purchase [*****] of the Terneuzen Minimum Quantity and the Boehlen Minimum Quantity for the corresponding plant of Product as set forth in Section 3 of this Contract (“Monthly Minimum”) and Seller shall sell in each month up to [*****] of such Terneuzen Maximum Quantity and the Boehlen Maximum Quantity (“Monthly Maximum”). Buyer agrees to buy and accept and Seller agrees to sell and deliver Product throughout each month as is commercially reasonable on this ratable basis. Buyer shall provide to Seller a forecast of Product demand for the next calendar year by the fourth quarter of the then-current year. Additionally, as further set out in Section 12 of this Contract, Buyer shall provide to Seller a rolling [*****] forecast provided at least [*****] before the end of each [*****]. The provisions of this Section 7 are subject to reductions in the relevant quantities (a) as provided in Section 8 of the Dow H&E GENERAL TERMS AND CONDITIONS, (b) a failure of Seller to deliver product in accordance with the quality specifications, (c) non-purchases of Product due to the fault of Seller, or (d) for any reasons set forth in Section 14 of this Contract. The Seller acknowledges that Seller’s sole and exclusive remedy for breach by Buyer of this Section 7 is as set forth in Sections 11 and 12 of this Contract.

8. Shipment Method	Seller’s pipeline

9. Terms of payment	[*****]

10. Product Analysis	Seller will provide Buyer with the analysis of the measured content of Ethylene on a monthly basis.

11.	Re-Marketing Fee

Should Buyer fail to purchase at least either the Terneuzen Minimum Quantity or the Boehlen Minimum Quantity during any calendar year, then Seller’s sole remedy shall be to collect from Buyer [*****] as liquidated damages and not as a penalty, on a Product quantity equal to the difference between the Terneuzen Minimum Quantity or the Boehlen Minimum Quantity, as applicable, and the quantity actually purchased by Buyer during such calendar year. In calculating Buyer’s purchases for purposes of this Section 11, the applicable Minimum Quantity shall be deemed reduced by any quantities not purchased or delivered hereunder as a result of (a) as provided in Section 8 of the Dow H&E GENERAL TERMS AND CONDITIONS, (b) a failure of Seller to deliver product in accordance with the quality specifications, (c) non-purchases of Product occurs at the fault of Seller, except in the case of a planned shutdown as provided for under Section 13.1 of this Contract, or (d) for any reasons set forth in Section 14 of this Contract, and (e) any amount of Product for which Buyer has made a payment under Section 12 of this Contract.

The Re-Marketing Fee under this Section 11 is intended to permit Buyer to optimize manufacturing operations in its consuming facilities, but is not intended to permit Buyer to replace the minimum quantities of Product required to be purchased from Seller under this Contract with other purchases of ethylene obtained from third parties.

12.	Binding Forecast

Buyer shall provide Seller a rolling [*****] forecast for both Terneuzen and Boehlen provided at least [*****] before the end of each [*****]. The first month of any rolling [*****] forecast is binding (“Binding Forecast”). If Buyer fails to purchase the volume of Product provided in the Binding Forecast (for reasons other than (a) as provided in Section 8 of the Dow H&E GENERAL TERMS AND CONDITIONS, (b) a failure of Seller to deliver product in accordance with the quality specifications, (c) non purchases of Product occurs at the fault of Seller, or (d) for any reasons set forth in Sections 13 or 14 of this Contract), then Buyer shall pay the Price of Product multiplied by the difference in metric tons between the Binding Forecast for Terneuzen or Boehlen, as applicable, and the quantity of Product actually purchased by Buyer in the applicable calendar month.

13.	Planned Maintenance Turnarounds and Permanent Shutdown

13.1	Planned Maintenance Turnarounds

13.1.1	Seller Planned Maintenance Turnarounds

In the event of a planned Ethylene Cracker turnaround, Seller reserves the option to cancel supply under this Contract at the affected site or sites in association with the shutdown period provided Seller gives Buyer at least twelve (12) months advance notification in writing of the planned shutdown period. The Parties agree that any twelve (12) month notice provided under this section by Seller is not binding and the shutdown notice is for planning purposes only and subject to adjustment by Seller if it gives sixty (60) days notice prior to the planned shutdown date. At Buyer’s request, Seller shall use reasonable best efforts to provide ethylene to Buyer during any shutdown from alternate sources at market prices, approved by Buyer; provided, that such market purchase by Seller for Buyer may be effectuated by telephone conversation with the offer and acceptance constituting the agreement between Buyer and Seller. Any subsequent quantities not delivered in association with the shutdown shall not be deducted from the annual quantity. In the event Seller and Buyer mutually agree to recover any lost volume, the Parties will develop a mutually acceptable schedule.

13.1.2	Buyer Planned Maintenance Turnarounds

In the event of a planned shutdown at Buyer’s ethylene consuming facilities at Terneuzen and Boehlen, Buyer reserves the option to cancel supply under this Contract at the affected site or sites in association with the shutdown period; provided, that Buyer gives Seller at least twelve (12) months advance notification in writing of the planned shutdown period. The Parties agree that any twelve (12) month notice provided under this section by Buyer is not binding and the shutdown notice is for planning purposes only and subject to adjustment by Buyer if it gives sixty (60) days notice prior to the planned shutdown date. Any subsequent quantities not delivered in association with the shutdown shall not be deducted from the annual quantity. In the event Seller and Buyer mutually agree to recover any lost volume, the Parties will develop a mutually acceptable schedule.

13.2	Permanent Shutdown

13.2.1	Seller Permanent Shutdown

In the event that Seller decides to permanently shutdown or close, sell or liquidate Seller’s Ethylene Cracker(s) located at either Terneuzen or Boehlen, Seller reserves the option to unilaterally and permanently cancel supply under this Contract or terminate this Contract with no penalty upon three (3) months advance written notice. In the event that Seller is no longer manufacturing or supplying, or selling Ethylene on a global basis due to the sale of the related business, cessation of operations or shutdown or sale of various assets, Seller may terminate this Contract with no penalty upon three (3)

months advance written notice. If Seller gives three (3) months notice to terminate this Contract, as provided for under this paragraph, Seller agrees to provide twelve (12) months supply support post shutdown by finding supply of Product for the affected site or sites in the market for Buyer to be purchased and supplied by Seller at market terms, approved by Buyer; provided, that such market purchase by Seller for Buyer may be effectuated by telephone conversation with the offer and acceptance constituting the agreement between Buyer and Seller. In such a case that Seller terminates this Contract, as provided under this paragraph. Seller will provide Buyer access to Seller’s ethylene terminal or pipeline, as applicable, at the affected site or sites for a fee to be equal to the economic costs to be determined at the time of shutdown unless this Contract is otherwise assigned to a buyer of Ethylene Cracker(s) in the case Seller sells such Ethylene Cracker(s).

13.2.2	Buyer Permanent Shutdown

In the event that Buyer decides to permanently shutdown or close Buyer’s ethylene consuming facilities located at either Terneuzen or Boehlen, Buyer reserves the option to unilaterally and permanently cancel supply under this Contract at the affected site or sites or terminate this Contract with no penalty upon three (3) months advance written notice. If Buyer gives three (3) months notice to terminate this Contract, as provided for under this paragraph, Buyer agrees to provide twelve (12) months buyer support post shutdown to either consume or pay the Re-Marketing Fee as described in Section 11 above for any volumes not purchased during this twelve (12) month period.

13.3	Seller and Buyer Cooperation

Seller and Buyer agree to use reasonable best efforts to coordinate planned shutdowns of Seller’s Ethylene Cracker(s) and Buyer’s Product consuming facilities to optimize downtime and minimize the impact of shutdowns on the operations of Seller and Buyer.

14.	Excused Performance

The Parties agree that Seller’s inability to obtain raw materials or energy at a cost consistent with the terms agreed hereunder shall reduce the quantities of Products to be delivered without liability, and be treated like a Force Majeure event. In the event of Force Majeure declared by Seller, the reduced quantity of Product shall be apportioned at Seller’s reasonable discretion among Seller’s customers other than Seller’s Affiliates. During an event subject to this Section 14 and at Buyer’s request, Seller shall use reasonable best efforts to provide ethylene to Buyer during the duration of such event from alternate sources at market prices, approved by Buyer; provided, that such market purchase by Seller for Buyer may be effectuated by telephone conversation with the offer and acceptance constituting the agreement between Buyer and Seller.

15.	Assignment of Contract and/or claims

This Contract may not be assigned by Buyer by operation of law or otherwise without the express written consent of Seller, which consent may only be withheld if assignee is determined by Seller to be a competitor of Seller or any of Seller Affiliates’ businesses that are located at the sites subject to this Contract or if Seller deems, in its reasonable discretion, that the assignee’s financial responsibility is unsatisfactory. Any assignment by Buyer must include a prohibition on its assignee restricting any further assignment of this Contract without the consent of Seller. Any attempted assignment without such consent from Seller shall be null and void; provided, however, that either Party hereto shall be permitted to assign this Contract, in full or in part to any wholly-owned Affiliate (including assigning some or all of Seller’s obligations hereunder, in which case such Affiliate may effect delivery of the Product and invoice Buyer directly.) “Affiliate” means any subsidiary, legal entity, or joint venture in which a Party hereto directly or indirectly holds an ownership interest of at least 50%. This Contract may not be otherwise assigned by Seller to any third party without the consent of Buyer, except any assignment or partial assignment of this Contract does not require consent of Buyer when such assignment is in connection with a sale, conveyance, disposition, divestiture, contribution to a joint venture by Seller of, or a similar transaction, including a merger, consolidation, reorganization or other business combination involving Seller and relating to, all or substantially all of the assets or properties of Seller to which the subject matter of this Contract relates. Upon the assignment of this Contract and the express assumption by the assignee of the assigned obligations of Seller under this Contract through the execution of an assignment and assumption agreement, Seller shall be released from all obligations and liabilities under this Contract. In addition, both Seller and Buyer may assign their respective claims under this Contract to third parties. Agreed quantities and other terms shall not be affected by an assignment.

In the event Dow Europe GmbH, or its Affiliates, sell, convey, divest, or contribute to a joint venture the Ethylene Crackers located at both Terneuzen and Boehlen, then Dow Europe GmbH is obligated to assign this Contract to the third party purchaser or the joint venture for which the assets were contributed, except that only Dow Europe GmbH is subject to this assignment obligation and such obligation does not transfer to any subsequent assignee who is the third party purchaser or the joint venture for which the assets were contributed.

16.	Controlling Terms & Amendments

By ordering any of the Products detailed in this Contract, Buyer agrees to all the terms and conditions contained in this document and in the Dow H&E GENERAL TERMS AND CONDITIONS as attached hereto, which override any additional or different terms or conditions included in Buyer’s purchase order or other documents or referred to by Buyer. Any amendments or additions to this Sales Contract shall be valid only if agreed in writing by both Parties.

17.	Contact Persons

Seller:

Planning/Logistic Coordinator TERNEUZEN	Commercial Coordinator	Commercial Manager
G. VAN DIJK / A. VAN OOSTEN	P. WEILBAECHER	J. OBREGON
TEL 0031-115673077 / 2085	HORGEN	HORGEN
FAX 0031-11567 3782	TEL 0041-44 728 2973	TEL 0041-44 728 2640
EMAIL gvdijk@dow.com	FAX 0041-44 728 3343	FAX 0041-44 728 3343
EMAIL avanoosten@dow.com	EMAIL pwweilbaecher@dow.com	EMAIL jmobregon@dow.com

Planning/Logistic Coordinator BOEHLEN	Credit Manager	Accounts Receivable
K.H. FRITZE	S. LAMAS, HORGEN	A. KRAMER-CAPPILLI, HORGEN
TEL 0049-3420688167	TEL 0041-44 728 2833	TEL 0041-44 728 2651
FAX 0049-3420688258	EMAIL slamas@dow.com	EMAIL acappilli@dow.com
EMAIL kffritze@dow.com	FAX 041-44 728 2308	S. WOODS
TEL 0041 44 728 2552
EMAIL swoods2@dow.com

Buyer:

Planning/Logistic Coordinator	Commercial Coordinator	Commercial Manager
C. ANTHEUNISSE	P. CALLER	A. CIOANCA
TEL 0031-115672896	HORGEN	HORGEN
EMAIL	TEL 0041-44 728 3663	TEL 0041-44 728 2688
cantheunisse@dow.com	EMAIL pcaller@dow.com	EMAIL acioanca@dow.com

18.	Amendment and General Release

The Ethylene Sales Contract (Europe), dated as of April 1, 2010, between Dow Europe GmbH and Styron Europe GmbH (the “Initial Contract”), is hereby amended and restated in its entirety and shall no longer be in force and effect. Each of the Parties hereto hereby irrevocably, unconditionally and completely releases and discharges the other Party hereto and its respective affiliates, directors, officers, employees, agents, successors and assigns from all current and future rights, claims, causes of action, liabilities and obligations arising under or relating to the Initial Contract, including, without limitation, all claims and payments due thereunder. This release shall be effective as of 11:59p.m. Eastern Daylight Time on June 16, 2010. The Parties hereto hereby agree and acknowledge that there are no payments or other obligations outstanding as of 11:59p.m. Eastern Daylight Time on June 16, 2010 pursuant to the Initial Contract.

[SIGNATURE PAGE FOLLOWS]

DOW EUROPE GMBH		STYRON EUROPE GMBH

BY:	/s/ Stephen Doktycz	BY:
NAME:	Stephen Doktycz	NAME:
TITLE:	Authorized Representative	TITLE:

Date Executed: June 17, 2010		Date Executed: June 17, 2010

STYRON EUROPE GMBH

BY:
NAME:
TITLE:

Date Executed: June 17, 2010

[Signature Page to Amended and Restated Ethylene Sales Contract (Europe)]

DOW EUROPE GMBH	STYRON EUROPE GMBH

BY:	BY:	/s/ Stephen Doktycz
NAME:	NAME:	Stephen Doktycz
TITLE:	TITLE:	Authorized Representative

Date Executed: June 17, 2010	Date Executed: June 17, 2010

STYRON EUROPE GMBH

BY:
NAME:
TITLE:

Date Executed: June 17, 2010

[Signature Page to Amended and Restated Ethylene Sales Contract (Europe)]

DOW EUROPE GMBH	STYRON EUROPE GMBH

BY:	BY:
NAME:	NAME:
TITLE:	TITLE:

Date Executed: June 17, 2010	Date Executed: June 17, 2010

STYRON EUROPE GMBH

	BY:	/s/ Timothy King
	NAME:	Timothy King
	TITLE:	Authorized Representative

Date Executed: June 17, 2010

[Signature Page to Amended and Restated Ethylene Sales Contract (Europe)]

DOW H&E GENERAL TERMS AND CONDITIONS

1.	Interpretation of Trade Terms

Trade terms shall be interpreted in accordance with INCOTERMS 2000. Title shall pass to Buyer at the same time as the risks of loss or damage under INCOTERMS 2000. If this Contract does not specify trade terms as defined in INCOTERMS 2000, title and risk of loss shall pass to Buyer upon delivery into the custody of the carrier. For pipeline deliveries, title to and risk of loss of Product will transfer from Seller to Buyer when Product passes the connecting flange of Seller’s pipeline to the inlet flange of Buyer’s receiving pipeline at delivery point.

2.	Payment and Payment Value Date

(I) Payment shall be made in such a way that Seller’s designated bank account will be credited for good value in accordance with the Payment terms specified in this Contract. Payment of the full amount invoiced does not constitute a waiver with respect to any claims Buyer may have against Seller. (II) If payment due date falls on a Saturday or on a holiday other than a Monday, payment shall be made on the last preceding banking day. If payment due date falls on a Sunday or a holiday on a Monday, payment shall be made on the next banking day.

3.	Determination of Invoice Quantity of Product

The quantity of the Product to be invoiced shall be determined at load point in accordance with the methods and procedures applicable to deliveries of the Product and the Shipment Method defined in this Contract or in accordance to the results of an independent surveyor acceptable to both Parties. An independent surveyor acting on behalf of Buyer, at Buyer’s expense, shall have the right to verify, under an appropriate secrecy agreement, Seller’s calibration procedures and measurement records of Seller’s meters. In case of dispute, the results of an independent surveyor shall be final and binding to both Parties.

4.	Seller’s Commitments

4.1	Seller undertakes that the Product at the time of delivery meet the agreed Specifications.

4.2	Seller will supply Buyer with the current Material Safety Data Sheets (MSDS).

4.3	Seller will convey the Product with good title, free from any lawful lien or encumbrance.

5.	Responsible Practices

Buyer will (I) familiarize itself with any product literature or information Seller provides under Seller’s product stewardship program, including MSDS, (II) follow safe handling, use, selling, storage, transportation and disposal practices, including special practices as Buyer’s use of the Product requires and instruct its employees, contractors, agents and customers in these practices and (III) take appropriate action to avoid spills or other dangers to persons, property or the environment. If Buyer has failed to comply with any of its commitments under this Section 5, Seller will provide Buyer with thirty (30) days written notice to cure such failure to comply. If Buyer does not cure such failure to comply within the thirty (30) day period, Seller may suspend Product delivery without liability for thirty (30) days (“Suspension Period”). Upon the end of the Suspension Period, if Buyer has not cured such failure to comply, Seller may cancel this Contract on fifteen (15) days notice unless Buyer agrees to indemnify Seller for all losses caused by such failure to comply.

6.	Documentary Instructions

Buyer shall inform Seller about any documentary and invoicing instructions at least two (2) working days prior to loading date.

7.	Liability

In the event of any liability by either Party whether arising from breach of Contract or from statutes it is agreed that the maximum amount of damages recoverable shall be limited to the Contract price for the Product with respect to which damages are claimed. In no event shall either Party be liable for indirect, consequential, special, punitive or exemplary damages in connection with or arising out of this Contract.

8.	Force Majeure

In the event of accident, mechanical breakdown of facilities, fire, flood, strike, labour trouble, riot, revolt, war, acts of governmental authority, acts of God, or contingencies beyond the reasonable control of the Party affected, all interfering with the performance of this Contract, the quantity of Product provided for in this Contract shall be reduced by the amount so affected without liability, but this Contract shall otherwise remain unchanged. The affected Party shall decide at its reasonable discretion on the quantities of Product affected and the allocation of the reduced quantities to be sold or purchased. The Parties agree to retain absolute discretion on relation to allocation with their respective affiliates, provided, however, that during an event subject to this Section 8, Seller shall treat Buyer in the same manner as all other contract customers for Product. During an event subject to this Section 8 and at Buyer’s request, Seller shall use reasonable efforts to provide ethylene to Buyer during the duration of such event from alternate sources at market prices, approved by Buyer; provided, that such market purchase by Seller for Buyer may be effectuated by telephone conversation with the offer and acceptance constituting the agreement between Buyer and Seller.

9.	Default

9.1

If Buyer fails to make a payment under this Contract within three (3) days following notice by Seller that payment is due, Buyer shall be in default. Upon Buyer’s default Seller may, at its option and without further reminder, recall shipments, and/or decline to make further deliveries against this Contract, except for cash.

If Buyer fails to make payment under this Contract following a thirty (30) day notice by Seller, then Seller may treat such failure to cure by Buyer as final refusal to accept further shipments and may cancel this Contract.

9.2	Seller reserves the right, without prejudice to Buyer’s liability to pay on the due date and to any other rights Seller may have under this Contract, to charge as from the due date without further notice, interest on any overdue balance of a rate equal to the [*****] LIBOR interest for the currency invoiced, as fixed by the British Bankers Association on the last [*****] preceding the [*****] plus [*****] percent ([*****]%) points.

9.3	If Buyer’s financial responsibility becomes unsatisfactory and Seller deems itself insecure (in each case in Seller’s commercially reasonable judgment), then Seller may, after three (3) days prior written notice to Buyer (which shall include the basis for such determination in reasonable detail), defer shipments, accelerate the due dates on all amounts, and/or require cash payments or other security.

10.	Performance by Affiliates

At Seller’s option, any Contract obligation may be performed by Seller or any of its affiliates. Any deliveries made under this condition may be invoiced by such affiliate and shall constitute performance of this Contract by Seller.

11.	Severability of Provisions

Should any provision of this Contract be held invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. Any invalid or unenforceable provision shall be replaced with a new provision which will allow the Parties to this Contract to preserve the initial intent and purpose of this Contract.

12.	Non-Waiver

Failure to exercise any rights under this Contract upon any occasion shall not waive the right to exercise the same on another occasion.

13.	Applicable Law

This Contract shall be governed and construed in accordance with the internal laws of Switzerland. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to this Contract. All disputes arising under this Contract shall be finally settled under the rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said rules. Arbitration shall take place in Zurich, Switzerland. The language of the arbitration shall be English.

14.	No Set-off

Regardless of any other rights under any other agreements or mandatory provisions of law, neither Seller nor Buyer shall have the right to set-off any amounts due and payable under this Contract, whether contingent or otherwise, against any amount owed by such party to the other party, whether under this Contract or otherwise

15.	Counterparts

This Contract may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

APPENDIX A

TO

ETHYLENE SUPPLY AGREEMENT (EUROPE)

THE DOW CHEMICAL COMPANY	Page: 1

CUSTOMER SPECIFICATION

Date Printed: 12 JAN 2010

SPECIFIED MATERIAL: 00031681-C001	Effective: 10 DEC 2009
Supersedes:

NAME: Ethylene E Chemical Grade

CUSTOMER NAME/ADDRESS:
DOW EUROPE GMBH
BACHTOBELSTRASSE 3	HORGEN
ZUERICH	SWITZERLAND	8810

MATERIAL DESCRIPTION:

Color: colorless
Odor: sweet
Appearance/Physical State: gas

TEST REQUIREMENTS

TEST ITEM AND CONDITION	LIMIT	UNIT	METHOD	N
Ethylene	85 Min	% vol	ASTM D2505
Methane + Ethane	15 Max	% vol	ASTM D2505
Acetylene	10 Max	ppm v	ASTM D2505
Hydrogen	100 Max	ppm v	ASTM D2504
C3 and Heavier	100 Max	ppm v	ASTM D2505
Propylene	25 Max	ppm v	ASTM D2505
Diolefins	5 Max	ppm v	ASTM D2505
Carbon Monoxide	5 Max	ppm v	ASTM D2504
Carbon Dioxide	50 Max	ppm v	ASTM D2504
Sulfur, Total	10 Max	ppm wt	ASTM D3246
Water, delivery	10 Max	ppm v	UOP 344
Methanol and Other Oxygenated Solvents	5 Max	ppm	UOP 569

INFORMATION OR DISTRIBUTION RESTRICTED TO THIS CUSTOMER AND THE DOW CHEMICAL COMPANY.

Continued on Next Page

THE DOW CHEMICAL COMPANY	Page: 2

CUSTOMER SPECIFICATION

SPECIFIED MATERIAL: 00031681-C001	Effective: 10 DEC 2009

NAME: Ethylene E Chemical Grade

READ PRECAUTIONARY INFORMATION AND MATERIAL SAFETY SHEETS. THIS PRODUCT IS SHIPPED IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS REGARDING CLASSIFICATION, PACKAGING, SHIPPING AND LABELING.

Last Page

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P2114BRA 10/01/12 07:51:40

THE DOW CHEMICAL COMPANY	Page: 1
CUSTOMER SPECIFICATION

Date Printed: 12 JAN 2010

SPECIFIED MATERIAL: 00031681-C002	Effective: 11 JAN 2010
Supersedes:

NAME: Ethylene-E Chemical Grade

CUSTOMER NAME/ADDRESS:
DOW EUROPE GMBH
BACHTOBELSTRASSE 3	HORGEN
ZUERICH	SWITZERLAND	8810

MATERIAL DESCRIPTION:

Color: colorless
Odor: sweet
Appearance/Physical State: gas

TEST REQUIREMENTS

TEST ITEM AND CONDITION	LIMIT	UNIT	METHOD
N
Ethylene	[*****]	[*****]	[*****]
Methane + Ethane	[*****]	[*****]	[*****]
Acetylene	[*****]	[*****]	[*****]
Propylene	[*****]	[*****]	[*****]
Carbon Monoxide	[*****]	[*****]	[*****]
Carbon Dioxide	[*****]	[*****]	[*****]
Methanol	[*****]	[*****]	[*****]
Ammonia	[*****]	[*****]	[*****]
Sulfur, Total	[*****]	[*****]	[*****]
Hydrogen Sulfide	[*****]	[*****]	[*****]

INFORMATION OR DISTRIBUTION RESTRICTED TO THIS CUSTOMER AND THE DOW CHEMICAL COMPANY.

READ PRECAUTIONARY INFORMATION AND MATERIAL SAFETY SHEETS. THIS PRODUCT IS SHIPPED IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS REGARDING CLASSIFICATION, PACKAGING, SHIPPING AND LABELING.

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